Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A, No. 33-10363) of Morgan Stanley Mortgage Securities Trust and to the incorporation by reference of our report, dated December 22, 2014, on Morgan Stanley Mortgage Securities Trust included in the Annual Report to Shareholders for the fiscal year ended October 31, 2014.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2015